EXHIBIT 99.1

     New York Contact:                   Long Island Contact:
     Media:      Robert Mahony           Media:      Elaine Davis
                 (718) 403-2503                      (516) 545-5052
     Investors:  Jan Childress           Investors:  William Catacosinos,Jr.
                 (718) 403-3382                      (516) 545-4688

     FOR IMMEDIATE RELEASE:


                  KeySpan and LILCO Combine to Form MarketSpan

             "Brooklyn Union" and "LIPA" replace "LILCO" on Long Island

     New York, May 29, 1998 -- KeySpan Energy Corporation (NYSE: KSE) combined today with Long Island Lighting Company (NYSE: LIL) to form MarketSpan Corporation (NYSE:MN), a new holding company dedicated to market growth in the Northeast as well as investments in energy in North America and abroad.

     KeySpan and LILCO trading on the New York Stock Exchange will be replaced by MarketSpan at the opening bell on June 1, 1998. Shareholders of LILCO will receive 0.880 shares of MarketSpan common stock for each share of LILCO, and KeySpan shareholders will receive one share of MarketSpan common stock for each share of KeySpan. Within two weeks, KeySpan and LILCO shareholders of record on May 29, 1998, will receive instructions in the mail for exchanging their stock.

     "The merger consummated today provides customers from Staten Island to Montauk Point with reduced energy costs and enhanced services," said William J. Catacosinos, Chairman and CEO of MarketSpan.

     "By merging, we are in the forefront of the transformation of the energy market in the Northeast," said Robert B. Catell, President and COO of MarketSpan. "The merger provides us with the base for strategic growth that will help us compete and succeed in the region."

     Headquartered in both Brooklyn and Hicksville, MarketSpan owns LILCO's common plant, non-nuclear electric-generation assets and operations, and the regulated natural gas businesses of both LILCO and Brooklyn Union. In addition, MarketSpan owns KeySpan's unregulated subsidiaries and its investments in gas exploration, production and transportation -- including a 66% ownership in Houston Exploration Company (NYSE:THX). The KeySpan unregulated subsidiaries, which have achieved high recognition for providing energy supply, management and services, will retain their names.

     As a result of consolidation, Brooklyn Union will continue to serve customers in Brooklyn, Queens, and Staten Island. A separate
     MarketSpan subsidiary will provide gas service to Long Island also under the Brooklyn Union name.

     In conjunction with the sale of some of LILCO's electric assets today to the Long Island Power Authority, LIPA became the authority providing electric service on Long Island. Long Island gas and electric customers will pay their gas and electric bills to the Long Island Power Authority. Gas customers on Long Island who do not buy electricity from LIPA, however, will pay their bills to Brooklyn Union.

     Brooklyn Union customers in New York City and on Long Island, in general, will begin receiving an average reduction of 3.8% in their gas transportation rate. In New York City, the reduction results from the consolidation. On Long Island, the reduction results from both the consolidation and a 2.1% reduction set by a rate agreement with the New York State Public Service Commission on February 5, 1998.

     MarketSpan will have 8,000 employees and serve more than 1.5 million natural gas customers. The Company will also operate five electric generating plants on Long Island and manage the transmission and distribution of electricity to more than one million electric customers in Nassau and Suffolk Counties and the Rockaway Peninsula of Queens County under a contract with the Long Island Power Authority.

     For more information about MarketSpan, visit our web site at www.marketspancorp.com.

     This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are: electric load and customer growth; abnormal weather conditions; available sources and cost of fuel and generating capacity; the speed and degree to which competition enters the power generation, wholesale and retail sectors of the electric utility industry; state and federal regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; the ability of the combined company to successfully reduce its cost structure; the degree to which the combined company develops non- regulated business ventures; the economic climate and growth in the service territories of the two companies; economies generated by the combination; inflationary trends and interest rates and the other risks detailed from time to time in reports and other documents filed by LILCO and KeySpan with the Securities and Exchange Commission.


                                - 2 -